Exhibit 10.01

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of April 28, 2015, by and between ENERGY TELECOM, INC., a Florida corporation, with headquarters located at 3501-B N. Ponce De Leon Boulevard - #393, St. Augustine, FL 32084 (the “Company”), and KAHUKU VENTURES LLC, a Washington limited liability company, with its address at 13835 N. Tatum Blvd., Suite 438, Phoenix, AZ 85032 (the “Buyer”).

WHEREAS:

A. The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”);

B. Buyer desires to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement an 8% convertible note of the Company, in the form attached hereto as Exhibit A, in the aggregate principal amount of $30,000 (together with any note(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the “Note”), convertible into shares of Class A common stock, $0.0001 par value per share, of the Company (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in such Note.

C. The Buyer wishes to purchase, upon the terms and conditions stated in this Agreement, such principal amount of Note as is set forth immediately below its name on the signature pages hereto; and

NOW THEREFORE, the Company and the Buyer severally (and not jointly) hereby agree as follows:

1. Purchase and Sale of Note.

a. Purchase of Note.  On the Closing Date (as defined below), the Company shall issue and sell to the Buyer and the Buyer agrees to purchase from the Company such principal amount of Note as is set forth immediately below the Buyer’s name on the signature pages hereto.

b. Form of Payment.  On the Closing Date (as defined below), (i) the Buyer shall pay the purchase price for the Note to be issued and sold to it at the Closing (as defined below) (the “Purchase Price”) by wire transfer of immediately available funds to the Company, in accordance with the Company’s written wiring instructions, against delivery of the Note in the principal amount equal to the Purchase Price as is set forth immediately below the Buyer’s name on the signature pages hereto, and (ii) the Company shall deliver such duly executed Note on behalf of the Company, to the Buyer, against delivery of such Purchase Price.

c. Closing Date.  Subject to the satisfaction (or written waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Note pursuant to this Agreement (the “Closing Date”) shall be 12:00 noon, Eastern Standard Time on or about April 28, 2015, or such other mutually agreed upon time.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at such location as may be agreed to by the parties.

2. Buyer’s Representations and Warranties.  The Buyer represents and warrants to the Company that:

a. Investment Purpose.  As of the date hereof, the Buyer is purchasing the Note and the shares of Common Stock issuable upon conversion of or otherwise pursuant to the Note (including, without limitation, such additional shares of Common Stock, if any, as are issuable (i) on account of interest on the Note, (ii) as a result of the events described in Sections 1.3 and 1.4(g) of the Note or (iii) in payment of the Standard Liquidated Damages Amount (as defined in Section 2(f) below) pursuant to this Agreement, such shares of Common Stock being collectively referred to herein as the “Conversion Shares” and, collectively with the Note, the “Securities”) for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however, that by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

b. Accredited Investor Status.  The Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”).

c. Reliance on Exemptions.  The Buyer understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

d. Information.  The Buyer and its advisors, if any, have been, and for so long as the Note remain outstanding will continue to be, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer or its advisors.  The Buyer and its advisors, if any, have been, and for so long as the Note remain outstanding will continue to be, afforded the opportunity to ask questions of the Company.  Notwithstanding the foregoing, the Company has not disclosed to the Buyer any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the Buyer.  Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below.  The Buyer understands that its investment in the Securities involves a significant degree of risk. The Buyer is not aware of any facts that may constitute a breach of any of the Company's representations and warranties made herein.

e. Governmental Review.  The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

f. Transfer or Re-sale.  The Buyer understands that (i) the sale or re-sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the 1933 Act, (b) the Buyer shall have delivered to the Company, at the cost of the Buyer, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, (c) the Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) (“Rule 144”)) of the Buyer who agrees to sell or otherwise transfer the Securities only in accordance with this Section 2(f) and who is an Accredited Investor, (d) the Securities are sold pursuant to Rule 144, or (e) the Securities are sold pursuant to Regulation S under the 1933 Act (or a successor rule) (“Regulation S”), and the Buyer shall have delivered to the Company, at the cost of the Buyer, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case).  Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bonafide margin account or other lending arrangement.

g. Legends.  The Buyer understands that the Note and, until such time as the Conversion Shares have been registered under the 1933 Act may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Conversion Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act, which opinion shall be accepted by the Company so that the sale or transfer is effected.  The Buyer agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any. In the event that the Company does not accept the opinion of counsel provided by the Buyer with respect to the transfer of Securities pursuant to an exemption from registration, such as Rule 144 or Regulation S, at the Deadline, it will be considered an Event of Default pursuant to Section 3.2 of the Note.

h. Authorization; Enforcement. This Agreement has been duly and validly authorized.  This Agreement has been duly executed and delivered on behalf of the Buyer, and this Agreement constitutes a valid and binding agreement of the Buyer enforceable in accordance with its terms.

i. Residency.  The Buyer is a resident of the jurisdiction set forth immediately below the Buyer’s name on the signature pages hereto.

3. Representations and Warranties of the Company.  The Company represents and warrants to the Buyer that:

a. Organization and Qualification.  The Company and each of its Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.  Schedule 3(a) sets forth a list of all of the Subsidiaries of the Company and the jurisdiction in which each is incorporated.  The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.  “Material Adverse Effect” means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith.  “Subsidiaries” means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

b. Authorization; Enforcement.  (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Note and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Note by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Note and the issuance and reservation for issuance of the Conversion Shares issuable upon conversion or exercise thereof) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required, (iii) this Agreement has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection herewith and bind the Company accordingly, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the Note, each of such instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

c. Capitalization.  As of April 9, 2015, the authorized capital stock of the Company consists of: (i) 200,000,000 authorized shares of Class A Common Stock, $0.0001 par value per share, of which 10,879,540 shares are issued and outstanding; and (ii) 10,000,000 authorized shares of Class B Common Stock, no par value per share, of which 600,000 shares are issued and outstanding; (iii) 10,000,000 authorized shares of Preferred Stock, $0.0001 par value per share, of which 5,790 shares are designated as Series A Convertible Preferred Stock, of which 3,946.3 shares are issued and outstanding; (iv) 3,494,166 shares of Common Stock are reserved for issuance pursuant to the Company’s stock option plans, (v) other than such number of shares of common stock that may be issued upon conversion of the Series A Convertible Preferred Stock, no shares are reserved for issuance pursuant to securities (other than the Note) exercisable for, or convertible into or exchangeable for shares of Common Stock; and (vi) 2,000,000 shares are initially reserved for issuance upon conversion of the Note.  All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable.  No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company.  As of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Note or the Conversion Shares.  The Company has furnished to the Buyer true and correct copies of the Company’s Certificate of Incorporation as in effect on the date hereof (“Certificate of Incorporation”), the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto.  The Company shall provide the Buyer with a written update of this representation signed by the Company’s Chief Executive on behalf of the Company as of the Closing Date.

d. Issuance of Shares.  The Conversion Shares are duly authorized and reserved for issuance and, upon conversion of the Note in accordance with its respective terms, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof.

e. Acknowledgment of Dilution.  The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Conversion Shares upon conversion of the Note.  The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Note in accordance with this Agreement, the Note is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

f. No Conflicts.  The execution, delivery and performance of this Agreement, the Note by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Conversion Shares) will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii)  result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect).  Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as the Buyer owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity.  Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement, the Note in accordance with the terms hereof or thereof or to issue and sell the Note in accordance with the terms hereof and to issue the Conversion Shares upon conversion of the Note.  All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.  If the Company is listed on the OTCQB (the “OTCQB”), the Company is not in violation of the listing requirements of the OTCQB.  The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

g. SEC Documents; Financial Statements.  The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”).  Upon written request the Company will deliver to the Buyer true and complete copies of the SEC Documents, except for such exhibits and incorporated documents.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof).  As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved  and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2014, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company. The Company is subject to the reporting requirements of the 1934 Act.

h. Absence of Certain Changes.  Since December 31, 2014, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations, prospects or 1934 Act reporting status of the Company or any of its Subsidiaries.

i. Absence of Litigation.  There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect.  Schedule 3(i) contains a complete list and summary description of any pending or, to the knowledge of the Company, threatened proceeding against or affecting the Company or any of its Subsidiaries, without regard to whether it would have a Material Adverse Effect.  The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

j. Patents, Copyrights, etc.  The Company and each of its Subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights (“Intellectual Property”) necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future); there is no claim or action by any person pertaining to, or proceeding pending, or to the Company’s knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future); to the best of the Company’s knowledge, the Company’s or its Subsidiaries’ current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing.  The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.

k. No Materially Adverse Contracts, Etc.  Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company’s officers has or is expected to have a Material Adverse Effect.

l. Tax Status.  The Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.  The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax.  None of the Company’s tax returns is presently being audited by any taxing authority.

m. Certain Transactions.  Except for arm’s length transactions pursuant to which the Company or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its Subsidiaries could obtain from third parties or other than except as set forth in the SEC Documents, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

n. Disclosure.  All information relating to or concerning the Company or any of its Subsidiaries set forth in this Agreement and provided to the Buyer pursuant to Section 2(d) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.  No event or circumstance has occurred or exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company’s reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act).

o. Acknowledgment Regarding Buyer’ Purchase of Securities.  The Company acknowledges and agrees that the Buyer is acting solely in the capacity of arm’s length purchasers with respect to this Agreement and the transactions contemplated hereby.  The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by the Buyer or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Buyer’ purchase of the Securities.  The Company further represents to the Buyer that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

p. No Integrated Offering.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Buyer.  The issuance of the Securities to the Buyer will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any shareholder approval provisions applicable to the Company or its securities.

q. No Brokers.  The Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

r. Permits; Compliance.  The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits.  Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.  Since September  30, 2014, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

s. Environmental Matters.

(i) There are, to the Company’s knowledge, with respect to the Company or any of its Subsidiaries or any predecessor of the Company, no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and neither the Company nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any action pending or, to the Company’s knowledge, threatened in connection with any of the foregoing.  The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(ii) Other than those that are or were stored, used or disposed of in compliance with applicable law, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any of its Subsidiaries, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its Subsidiaries during the period the property was owned, leased or used by the Company or any of its Subsidiaries, except in the normal course of the Company’s or any of its Subsidiaries’ business.

(iii) There are no underground storage tanks on or under any real property owned, leased or used by the Company or any of its Subsidiaries that are not in compliance with applicable law.

t. Title to Property.  The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(t) or such as would not have a Material Adverse Effect.  Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

u. Insurance.  The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.  Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.  Upon written request the Company will provide to the Buyer true and correct copies of all policies relating to directors’ and officers’ liability coverage, errors and omissions coverage, and commercial general liability coverage.

v. Internal Accounting Controls.  The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company’s board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

w. Foreign Corrupt Practices.  Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

x. [INTENTIONALLY DELETED]

y. No Investment Company.  The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be an “investment company” required to be registered under the Investment Company Act of 1940 (an “Investment Company”).  The Company is not controlled by an Investment Company.

z. Breach of Representations and Warranties by the Company.  If the Company breaches any of the representations or warranties set forth in this Section 3, and in addition to any other remedies available to the Buyer pursuant to this Agreement, it will be considered an Event of default under Section 3.4 of the Note.

4. COVENANTS.

a. Best Efforts.  The parties shall use their best efforts to satisfy timely each of the conditions described in Section 6 and 7 of this Agreement.

b. Form D; Blue Sky Laws.  The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Buyer promptly after such filing.  The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Buyer at the applicable closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyer on or prior to the Closing Date.

c. Use of Proceeds.  The Company shall use the proceeds for general working capital purposes, which may include the repayment of up to $10,000 of debt to affiliates.

d. Board Appointment Right.  The holders of the Note shall have the exclusive right, voting separately as a class, to elect one director of the Company (the “Noteholder Director”), which Noteholder Director must be reasonably acceptable to the Company.  The Noteholder Director shall be appointed by the holders of a majority of the principal amount of Note then outstanding.  The Noteholder Director so elected shall serve for a term of one year and until his successor is elected and qualified.  Any vacancy in the position of Noteholder Director may be filled by the holders of the Note.  The Noteholder Director may, during his or her term of office, be removed at any time, with or without cause, by and only by the affirmative vote, at a special meeting of the holders of the Note called for such purpose, or the written consent of the holders of a majority of the principal amount of Note outstanding.  Any vacancy created by such removal may also be filled at such meeting or by such consent.  The right of the holders of the Note to appoint the Noteholder Director shall remain in effect so long as the Note is outstanding.  The Buyer of the Note hereby designates Mohit Bhansali as the Noteholder Director and the Company confirms such nomination is acceptable.

e. Board Size.  For so long as any portion of the Note or Series A Preferred Stock is outstanding the Company shall not (and Thomas Rickards (the “Principal Stockholder”) shall not and shall cause the Company to not): (A) increase the size of the Board of Directors beyond two (2) members; (B) redeem, repay, retire, cancel or amend any shares of Series A Convertible Preferred Stock; (C) redeem, repay, retire, cancel or amend any shares of Common Stock (Class A or Class B); (D) approve the assignment, transfer, conveyance or conversion of any shares of Common Stock (Class A or Class B) owned, beneficially or otherwise, by the Principal Stockholder; or (E) issue any shares of its capital stock or any securities convertible or exchangeable into capital stock, in each case, without the consent of the Noteholder Director and any such action shall be null and void without such consent.

f. Financial Information.  Upon written request the Company agrees to send or make available the following reports to the Buyer until the Buyer transfers, assigns, or sells all of the Securities: (i) within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-K its Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K; (ii) within one (1) day after release, copies of all press releases issued by the Company or any of its Subsidiaries; and (iii) contemporaneously with the making available or giving to the shareholders of the Company, copies of any notices or other information the Company makes available or gives to such shareholders.

g. Prohibited Transaction.  So long as the Note remains outstanding, without the prior written consent of Buyer, the Company shall be prohibited from effecting or entering into an agreement to effect any direct or indirect, issuance, offer, sale, grant of any option or right to purchase, or otherwise disposition of (or announcement of any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity or debt security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act), any convertible securities, any debt, any preferred stock or any purchase rights) of the Company.

h. Option to Acquire Patents.  In the event that, within one year from the date of this Agreement, the Company enters into a Change in Control (as hereinafter defined) transaction, then the Buyer shall have the right, exercisable for 30 days after the completion of the Change in Control transaction, to purchase all of the patents and patent applications of the Company immediately prior to the Change of Control transaction (collectively, the “Acquired Patents”) for $25,000 and the granting by the Buyer of a 1% interest to the Company in net proceeds (as defined in the Proceeds Interest Agreement) from the Acquired Patents (the “Royalty Interest”).  The sale of the Acquired Patents and granting of the Royalty Interest will be pursuant to the Patent Purchase Agreement and Proceeds Interest Agreement in the forms attached hereto as Exhibits A and B, respectively.  For purposes of this Agreement, “Change in Control” means and includes each of the following:

(i) a transaction or series of transactions (other than an offering of the Company’s common stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the 1934 Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the 1934Act), of securities of the Company possessing forty percent (40%) or more of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(ii) the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (A) a merger, consolidation, reorganization, or business combination or (B) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (C) the acquisition of assets or stock of another entity, in each case other than a transaction:

(1) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least sixty percent (60%) of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(2) after which no person or group beneficially owns voting securities representing forty percent (40%) or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (2) as beneficially owning forty percent (40%) or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

Notwithstanding the foregoing, a transaction shall not constitute a “Change in Control” if: (i) its sole purpose is to change the state or Country of the Company’s incorporation; (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction; or (iii) it is a transaction effected primarily for the purpose of financing the Company with cash (as determined by the Board in good faith and without regard to whether such transaction is effectuated by a merger, equity financing or otherwise).

i. Corporate Existence.  So long as the Buyer beneficially owns any Note, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company’s assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company’s assets, where the surviving or successor entity in such transaction (i) assumes the Company’s obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose Common Stock is listed for trading on the OTCPK, OTCQB, OTCQX, OTCBB, NASDAQ, NYSE or NYSE MKT.

j. No Integration.  The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the 1933 Act or cause the offering of the Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

k. Breach of Covenants.  If the Company breaches any of the covenants set forth in this Section 4, and in addition to any other remedies available to the Buyer pursuant to this Agreement, it will be considered an event of default under Section 3.4 of the Note.

l. Failure to Comply with the 1934 Act.  So long as the Buyer beneficially owns the Note, the Company shall comply with the reporting requirements of the 1934 Act; and the Company shall continue to be subject to the reporting requirements of the 1934 Act.

m. Trading Activities.  Neither the Buyer nor its affiliates has an open short position in the common stock of the Company and the Buyer agree that it shall not, and that it will cause its affiliates not to, engage in any short sales of or hedging transactions with respect to the common stock of the Company.

5. [INTENTIONALLY DELETED]

6. Conditions to the Company’s Obligation to Sell.  The obligation of the Company hereunder to issue and sell the Note to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

a. The Buyer shall have executed this Agreement and delivered the same to the Company.

b. The Buyer shall have delivered the Purchase Price in accordance with Section 1(b) above.

c. The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

d. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

7. Conditions to The Buyer’s Obligation to Purchase.  The obligation of the Buyer hereunder to purchase the Note at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion:

a. The Company shall have executed this Agreement and delivered the same to the Buyer.

b. The Company shall have delivered to the Buyer the duly executed Note (in such denominations as the Buyer shall request) in accordance with Section 1(b) above.

c. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.  The Buyer shall have received a certificate or certificates, executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer including, but not limited to certificates with respect to the Company’s Certificate of Incorporation, By-laws and Board of Directors’ resolutions relating to the transactions contemplated hereby.

d. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

e. No event shall have occurred which could reasonably be expected to have a Material Adverse Effect on the Company including but not limited to a change in the 1934 Act reporting status of the Company or the failure of the Company to be timely in its 1934 Act reporting obligations.

f. The Conversion Shares shall have been authorized for quotation on the OTCQB and trading in the Common Stock on the OTCQB shall not have been suspended by the SEC or the OTC Markets.

g. The Buyer shall have received an officer’s certificate described in Section 3(c) above, dated as of the Closing Date.

8. Governing Law; Miscellaneous.

a. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state and county of Nassau.  The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The Company and Buyer waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.   Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

b. Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

c. Headings.  The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

d. Severability.  In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

e. Entire Agreement; Amendments.  This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the majority in interest of the Buyer.

f. Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

If to the Company, to:
ENERGY TELECOM, INC.
3501-B N. Ponce De Leon Boulevard - #393
St. Augustine, FL 32084
Attn: THOMAS RICKARDS, Chief Executive Officer
trickards@energytele.com

With a copy by fax only to (which copy shall not constitute notice):
Sichenzia Ross Friedman Ference, LLP
61 Broadway, 32nd Floor
New York, NY 10006
Attn: James M. Turner, Esq.
jturner@srff.com

                   If to the Buyer:
KAHUKU VENTURES LLC
13835 N. Tatum Blvd., Suite 438
Phoenix, AZ 85032
Attn: Brett Nesland

Each party shall provide notice to the other party of any change in address.

g. Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.  Neither the Company nor the Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.  Notwithstanding the foregoing, subject to Section 2(f), the Buyer may assign its rights hereunder to any person that purchases Securities in a private transaction from the Buyer or to any of its “affiliates,” as that term is defined under the 1934 Act, without the consent of the Company.

h. Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

i. Survival.  The representations and warranties of the Company and the agreements and covenants set forth in this Agreement shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Buyer.  The Company agrees to indemnify and hold harmless the Buyer and all their officers, directors, employees and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

j. Publicity.  The Company, and the Buyer shall have the right to review a reasonable period of time before issuance of any press releases, SEC, OTCQB or FINRA filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or SEC, OTCQB (or other applicable trading market) or FINRA filings with respect to such transactions as is required by applicable law and regulations (although the Buyer shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon).

k. Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

l. No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

m. Acknowledgements.  Each of the Buyer and the Principal Stockholder acknowledge that Sichenzia Ross Friedman Ference LLP has served as counsel to the Company and each of the Buyer and the Principal Stock has retained its own counsel and/or was encouraged to and had the opportunity to seek its own counsel in connection with this Agreement.

n. Remedies.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transaction contemplated hereby.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that the Buyer shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

[signature page follows]

IN WITNESS WHEREOF, the undersigned Buyer and the Company have caused this Agreement to be duly executed as of the date first above written.

ENERGY TELECOM, INC.

By:________________________________
THOMAS RICKARDS
Chief Executive Officer

KAHUKU VENTURES LLC

By:
Name:
Title:

PRINCIPAL STOCKHOLDER
AGREED AND ACCEPTED:

__________________________________
THOMAS RICKARDS, solely with respect
to the obligations of Principal Stockholder
set forth herein

EXHIBIT A

PATENT PURCHASE AGREEMENT

PATENT PURCHASE AGREEMENT (this “Agreement”), effective as of ___________ (“Effective Date”), by and between Kahuku Ventures LLC, a Washington limited liability company (“Purchaser”), and Energy Telecom, Inc., a Florida corporation (“Seller”), each a (“Party”) and collectively the (“Parties”).   In consideration of the mutual promises in this Agreement, the Parties, intending to be legally bound, agree as follows:

1. Definitions.

1.1 “Affiliate” means, with respect to any specified Person, any other Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person.  “Person means an association, corporation, an individual, a partnership, a limited liability company, a trust or any other entity or organization.

1.2 “Confidential Information” means any information, whether in electronic, written, graphic, oral, machine readable or other tangible or intangible form, that is marked or identified at the time of disclosure as “Confidential” or “Proprietary” or in some other manner so as to clearly indicate its confidential nature.  In order to be treated as “Confidential Information,” information that is disclosed orally must be identified at the time of disclosure or promptly thereafter as confidential or proprietary.  The obligations under Article 7 shall not apply to the extent that the disclosing party establishes by competent proof that such information: (a) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (b) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no act or omission of the receiving party; (c) was already in the possession of the receiving party without confidentiality obligations at the time of disclosure hereunder by the disclosing party; (d) is obtained by the receiving party without confidentiality obligations from a third party without a breach of such third party’s obligations of confidentiality; or (e) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information.

1.3 “Disclaimer Issue” means a terminal disclaimer (including under 35 U.S.C. § 253 or 37 CFR 1.321 or the equivalent laws or regulation of any other patent authority, a “Terminal Disclaimer”) that exists or is or should reasonably be required to be made in a patent or patent application to address a double patenting issue, including such an issue raised in a judicial or administrative proceeding (including any proceeding with the U.S. Patent and Trademark Office or any corresponding foreign patent authority).

1.4 “Patent Documents” means documents, records and files in the possession or control of Seller relating to the Purchased Patents, including (a) the original (or, if the original is not available, a copy) of the patent certificate for each of the Purchased Patents that has issued, (b) complete prosecution files and docketing reports (including patent listing, current status, actions due and deadlines), including materials filed with the U.S. Patent and Trademark Office (or the equivalent authority in any other country) with respect to such Purchased Patents, (c) originals (or, if the original is not available, a copy) of all assignment agreements in its possession relating to the Purchased Patents, including a written assignment to Seller from each inventor for each Purchased Patent, (d) books, inventor notebooks, and proof of maintenance payments to the U.S. Patent and Trademark Office, and (e) any other materials or information in the possession or control of, or known to, Seller that, to Seller’s knowledge, is material to the enforcement of such Purchased Patents; but specifically excluding any portions of the above not related to the Purchased Patents and any attorney-client privileged information contained in any such documents, records and files.

1.5 “Potentially Relevant License” means any non-exclusive license listed in Section 3 of Exhibit D.

1.6 “Purchased Patents” means (a) the patents and patent applications identified in Exhibit A (“Patents”) and the inventions disclosed therein, (b) all reissues, divisionals, continuations, continuations-in-part, extensions, renewals, reexaminations and foreign counterparts thereof, and all other patents, patent applications, certificates of invention and other governmental grants resulting from the Patents, (c) all patents and applications which claim priority to or have common disclosure or common priority with any such patents or patent applications (for the avoidance of doubt, patents which include partial commonalities such as figures or patents whose features of the inventions are different from those of Purchased Patents may be excluded), and (d) all rights corresponding to any of the foregoing throughout the world (including the right to claim the priority date of any of such patents and patent applications and the right to sue for and recover damages for any past, present or future infringement of such patents and patent applications); in each case, regardless of whether in existence prior to, as of or after the Effective Date.

1.7 “Transfer Documents” means fully executed, original patent transfer documents, in a form approved by the Parties suitable for filing with the relevant governmental entity, in each jurisdiction where the Purchased Patents issued from or have been filed, as the case may be, in each case to record the change of ownership of the Purchased Patents from Seller to Purchaser.  Unless otherwise directed by Purchaser, Transfer Documents for U.S. Purchased Patents shall be provided in the form of Exhibit B.

1

2. Assignment.

2.1 Assignment to Purchaser. Seller agrees to, and does hereby, irrevocably sell, assign, transfer and convey to Purchaser, throughout the world and in perpetuity, the entire right, title and interest in and to the Purchased Patents, all inventions claimed therein and all Patent Documents, free and clear of all liens, claims, licenses, covenants, encumbrances and interests (other than the Potentially Relevant Licenses as set forth in Exhibit D)).  For the avoidance of doubt, Purchaser shall honor the contractual status as the licenser in accordance with laws for any Potentially Relevant Licenses.

2.2 Assignment of Additional Rights.  Upon the Seller’s receipt of the amount set forth on Exhibit E (“Purchase Price”), the Seller hereby sells, assigns, transfers and conveys to Purchaser all right, title and interest in and to all: (a) causes of action (whether known or unknown or whether currently pending, filed or otherwise) and other enforcement rights under, or on account of, any of the Patents including, without limitation, all causes of action and other enforcement rights for (i) damages, (ii) injunctive relief and (iii) any other remedies of any kind for past, current and future infringement, and (iv) rights to collect royalties or other payments under or on account of any of the Patents and/or any of the foregoing (excluding any Potentially Relevant Licenses) under Section 2.1.

2.3 Additional Transfer.  If any Purchased Patent is subject to a Disclaimer Issue after the Effective Date with respect to any other patent or patent application of Seller or its Affiliates, Seller shall transfer, and hereby does transfer, ownership of such patent or patent application to Purchaser without additional consideration and such patent or patent application shall be a Purchased Patent.

2.4 [Reserved].

2.5 Reservation of Rights.  Nothing in this Agreement shall be deemed or construed to constitute any release, forbearance, forfeiture, immunity or other waiver of any rights of Purchaser or its Affiliates to enforce any of their patent or other intellectual property rights with respect to any activities taken by Seller, its Affiliates and/or any third Party.  This Agreement shall not be deemed or construed to grant, make or constitute any license, covenant, immunity, authorization or right, whether by implication, estoppel, acquiescence, reliance or otherwise, under any patent or patent application that is outside the definition of Purchased Patents (including any patent or patent application of any Affiliate of Purchaser).  No license, covenant, immunity, authorization or other right is granted or made, by implication, estoppel, acquiescence, reliance or otherwise under this Agreement, to Seller, its Affiliates or any third Party under any Purchased Patents or any other intellectual property right now or hereafter owned or controlled by Purchaser or its Affiliates.  Seller shall not (and shall cause its Affiliates to not) file or maintain, or assist any third Party to file or maintain, a claim for reexamination, including inter Parties review, of any Purchased Patent, or any legal or administrative proceeding alleging invalidity, non-infringement or unenforceability of any Purchased Patent.

3. Cooperation.

3.1 General Cooperation.  Seller shall (and shall cause its Affiliates to) cooperate with Purchaser, at Purchaser’s request, to enable Purchaser to enjoy the fullest extent of the right, title and interest herein conveyed in the United States and other countries.  Purchaser shall pay the reasonable out-of-pocket expenses incurred by Seller when cooperating with Purchaser.  Such cooperation by Seller (and its Affiliates) shall include prompt production of pertinent facts and documents, offering deposition testimony on behalf of Purchaser, offering trial testimony on behalf of Purchaser, attending trial and sitting at plaintiff’s table at trial, assistance in obtaining testimony by other, general and reasonable cooperation with any trial related to the infringement of the Purchased Patents, executing necessary documents, and providing other assistance reasonably requested by Purchaser.  Should a change in the law effect Purchaser’s ability to bring patent infringement litigation, Seller agrees to serve as the named plaintiff in any patent enforcement litigation in order to effectuate the purposes and goals of this Agreement. Purchaser will be responsible for its costs of recording the assignment of the Purchased Patents to Purchaser.  Seller further agrees to execute, acknowledge and deliver all such additional instruments, and to do all such further acts, as may be necessary, advisable or appropriate to carry out the intent and purposes of this Agreement.

3.2 Files and Prosecution Counsel.  Without limiting the obligations under Section 3.1, on the Effective Date, Seller shall: (a) deliver to Purchaser the fully executed Transfer Documents by Seller, which may be delivered as PDF of the original executed documents with the original documents to follow by express mail; (b) deliver to Purchaser the Patent Documents for each of the Purchased Patents and copies of each of the Potentially Relevant Licenses; and (c) instruct each outside counsel and foreign associate firm responsible for any Purchased Patent to send all copies of such files to Purchaser.  Seller shall be responsible for all invoices, expenses, and fees to outside prosecution counsel or agents relating to the Purchased Patents that were incurred prior to or on the Effective Date.  If reasonably necessary, Seller shall thereafter assist Purchaser in procuring all such files from all such outside counsel and foreign associate firms.  Seller shall also waive on behalf of Purchaser any attorney client privilege or attorney client conflict issues related to the transfer of information under this Section 3.2.  Seller’s waiver is only to Purchaser.

2

3.3 Limited Power of Attorney.  Seller irrevocably constitutes and appoints Purchaser, with full power of substitution, to be its true and lawful attorney, and in its name, place or stead, to execute, acknowledge, swear to and file, all instruments, conveyances, certificates, agreements and other documents, and to take any action which shall be necessary, appropriate or desirable to effectuate the transfer, or prosecution of the Purchased Patents in accordance herewith; provided, however, that such power shall be exercised by the Purchaser only if Seller fails to promptly take the necessary actions required hereunder to affect or record such transfer, or prosecution of such Purchased Patents following Purchaser’s reasonable request, and being given a reasonable opportunity to do so.  This power of attorney shall be deemed to be coupled with an interest and shall be irrevocable.

3.4 Attorney-Client Privileged Information.  Seller shall use reasonable efforts to: (a) maintain attorney-client privilege with respect to all attorney-client privileged information existing as of the Effective Date that relates to the Purchased Patents; and (b) provide Purchaser with at least fifteen days prior written notice before disclosing to any third Party, or waiving any attorney-client privilege with respect to, any such attorney-client privileged information.  Notwithstanding anything to the contrary herein, nothing in this Article 3 shall obligate Seller to disclose any attorney-client privileged information; provided, however, that Purchaser shall have the right to request, from time to time, whether Seller has subsequently waived privilege with respect to information previously indicated by Seller to be privileged, and if such privilege has subsequently been waived, Purchaser shall have the right to re-request assistance from Seller under this Article 3.

4. Payment.

4.1 Purchase Price.  (a) In partial consideration for the assignment of rights per Section 2.1 and performance of Seller’s other obligations hereunder, Purchaser shall pay Seller the Purchase Price within five (5) business days of the Effective Date the cash portion of the Purchase Price via wire transfer to the account named by Seller prior to the date hereof.  (b) In addition to that set forth in Section (a) above, and in further consideration for the assignment of rights per Section 2.1 and performance of Seller’s other obligations hereunder, Purchaser is contemporaneously entering into that Proceeds Interest Agreement with the Seller dated as of the Effective Date (the “Proceeds Interest Agreement”) under the terms set forth therein and as listed on Exhibit E.

4.2 Taxes.  Except for income or gross receipts taxes imposed on Purchaser, fees and taxes associated with recording assignment documents and except for maintenance fees due after the Effective Date, Seller shall be solely responsible for the payment of, and shall pay when due, any federal, state, local, foreign or other tax, duty, levy, impost, fee, assessment or other governmental charge, including income, gross receipts, business, occupation, sales, stamp, value-added, excise (or similar transfer taxes), use, or other tax of any kind whatsoever and any premium, together with any interest, penalties, surcharges, fines and additions attributable to or imposed with respect to the foregoing (collectively “Taxes”) that may be payable upon the transfer of the Purchased Patents to Purchaser hereunder or the granting by Purchaser of the license under Article 2.

5.  Term and Survival.  The term hereof will commence on the Effective Date and will continue in full force and effect until the date of expiration of the last of the Purchased Patents.

6. Representations and Warranties.

6.1 Organizational Matters.  Seller represents and warrants that: (a) Seller is a corporation duly formed, validly existing and in good standing under the laws of the State of Florida; (b) Seller has the full right, power and authority, and has obtained all third Party consents, approvals and authorizations, required to enter into this Agreement and to carry out its obligations under this Agreement, including assigning each Purchased Patent per Article 2; (c) Seller (i) is not insolvent as of the Effective Date and will not become insolvent as a result of the transactions contemplated hereunder, (ii) is not engaged in a business or transaction, or about to engage in a business or a transaction, for which any property remaining with Seller after giving effect to the transactions contemplated hereunder is or will be an unreasonably small capital, and (iii) does not intend to incur, and does not believe that it will incur, debts that would be beyond Seller’s ability to pay as they mature; (d) Seller is not entering into the transactions contemplated hereunder with the intent to hinder, delay or defraud any entity to which Seller is or will become, on or after the Effective Date, indebted; and (e) the transactions and agreements contained hereunder do not violate any state or federal fraudulent transfer, fraudulent conveyance or bulk sale laws, or any other laws of similar effect.

6.2 Patent Matters.  Seller represents and warrants to the best of its knowledge that as of the Effective Date:

(a)
Inventors.  The inventors listed on the face of each Purchased Patent are the sole inventors with respect to the Purchased Patents and were either employees or contractors of Seller on the date on which (i) they executed written agreements in favor of Seller assigning each such inventor’s rights to the Purchased Patents and agreeing to cooperate with Seller in a manner consistent with the requirements of this Agreement, and (ii) the inventions disclosed in each Purchased Patent were conceived of and reduced to practice;

3

(b)
Ownership.  Seller exclusively owns all right, title and interest in and to the Purchased Patents free of all liens, claims, licenses, covenants, encumbrances and interests (other than the Potentially Relevant Licenses).  Seller is not aware of any facts or circumstances that are likely to give rise to any defect, lien, or encumbrances on the Purchased Patents;

(c)
Notice of Ownership Challenges.  Neither Seller nor any of its Affiliates has received any notice or claim (whether written, oral or otherwise) challenging the inventorship or Seller’s ownership of any Purchased Patent (in whole or in part) or suggesting that any third Party has any claim of legal or beneficial ownership with respect to any Purchased Patent;

(d)
No Licenses Granted to Customers. Seller has not granted to its customers or other third Parties any licenses to practice the methods and to develop, make, have made, use, distribute, lease, offer for sale, sell, import, export and otherwise dispose of the Seller’s products and services covered by the Patents.

(e)	No Exclusive Rights Granted. No exclusive right or license has been or is authorized or required to be granted under or to any Purchased Patent;

(f)
Standards Setting Organizations.  Section 1 of Exhibit D sets forth a complete and accurate list of standards setting organizations of which Seller, any of its Affiliates and any predecessor-in-title to any Purchased Patent is or was a member or has participated and which may have intellectual property terms, conditions or policies that may impact one or more Purchased Patents;

(g)
Governmental Rights.  No governmental entity, agency or university has any claim, right, title, interest or license in or to any of the Purchased Patents.  No governmental entity, agency or university funding was received, or resources or facilities from any governmental entity, agency or university was used, in connection with the conception, development or reduction to practice of any invention disclosed in any Purchased Patent;

(h)	Sublicenses, Covenants Not to Sue and Immunities. None of the Potentially Relevant Licenses include any covenants not to sue or immunities from suit;

(i)
Terminal Disclaimers.  If any of the Purchased Patents are terminally disclaimed to another patent or patent application, all patent applications subject to such terminal disclaimer are also included in the Purchased Patents;

(j)
Lawsuits and Other Proceedings.  No Purchased Patent has been involved in any past or pending action, suit, investigation, claim or proceeding (including any reexamination), nor has any Purchased Patent been threatened with any such action, suit, investigation, claim or proceeding, other than those set forth in Exhibit F;

(k)
Statutory Bars.  To the best of Seller’s knowledge and belief, no acts of Seller or any of its Affiliates, or any Party acting on behalf of or at the direction of Seller or any of its Affiliates, have invalidated or will invalidate any Purchased Patent under the laws of any jurisdiction (including under 35 U.S.C. §102(b)) including through (i) disclosure of the invention or circulation of a printed publication that describes the claimed invention, (ii) public use of the claimed invention, or (iii) sale or offer for sale of the claimed invention prior to the application for such patent;

(l)
Invalidity and Unenforceability.  No Purchased Patent has ever been found invalid, unpatentable or unenforceable for any reason in any administrative, arbitration, judicial or other proceeding.  Neither Seller nor any of its Affiliates has received any information, notice, or claim challenging or questioning the validity or enforceability or alleging the misuse of any Purchased Patent.  To the best of Seller’s knowledge and belief, no Purchased Patent is or will become invalid or unenforceable, and no acts of Seller, its Affiliates or anyone acting on their behalf has or will constitute fraud upon the United States Patent and Trademark Office or any other patent office or governmental entity.  Seller has no information that could be considered prior art that would invalidate an of the Purchased Patents.  Neither Seller nor any of its Affiliates has committed any illegal tying, illegal term extension, misuse, other illegal anti-competition activities, laches, estoppel, waiver, inequitable conduct in violation of 35 CFR 1.56 or other law, in each case, that, if litigated, may result in the unenforceability or invalidity of any Purchased Patents;

(m)	Third Party Notices. Neither Seller nor any of its Affiliates has put any third Party on notice of actual or potential infringement of any Purchased Patent, other than those set forth in Exhibit F;

(n)	Docket. The docket and other Patent Documents provided by Seller are true and correct in all material respects;

(o)
Fees.  All maintenance, renewal, application, or other fees required to maintain the validity of the Purchased Patents have been paid in full until the date sixty days after the Effective Date, proof of which is attached and included as part of Exhibit C;

4

(p)	Small Entity Status. No “small entity” or “micro entity” fees were paid for any Purchased Patent where such fees were not available for such Purchased Patent at such time under applicable law;

(q)
Upcoming Required Actions.  There are no actions that must be taken within 120 days after the Effective Date, including the payment of any registration, maintenance or renewal fees or the filing of any responses to office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting or preserving or renewing any Purchased Patent, except as specifically identified in Exhibit C.  Proof of this representation and warranty are attached and included as part of Exhibit C;

(r)	Intentionally Omitted.

(s)
Royalties.  There are no royalties, honoraria, fees or other payments payable by Seller to any third Party by reason of the ownership, use, possession, license, sale, or disposition of any Purchased Patents except as set forth in Section 3 of Exhibit D; and

(t)
Broker’s Fees.  Neither Seller nor any of its Affiliates has knowledge of, and has taken no action which would give rise to, any claim for a broker’s or finder’s fee to be paid by Purchaser in connection with the consummation of the transactions provided for hereunder.

6.3 Effect of Due Diligence.  The fact that Purchaser will or may have conducted an investigation of the Purchased Patents prior to the Effective Date shall in no way mitigate or qualify the representations and warranties of Seller herein.  Seller acknowledges and agrees that Purchaser is relying on Seller’s representations and warranties in executing this Agreement and consummating the transactions contemplated herein.

6.4 Disclaimer.  EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE 6, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED.

7. Confidentiality.

7.1 Non-Disclosure.  Except as set forth in this Section 7.1, the receiving Party shall not disclose or use the disclosing Party’s Confidential Information.  Each Party hereto may: (a) use the other Party’s Confidential Information to the extent reasonably necessary to perform its obligations hereunder; and (b) use or disclose the other Party’s Confidential Information to the extent reasonably necessary to (i) exercise the rights granted hereunder, (ii) prosecute or defend litigation, or (iii) comply with applicable laws, governmental regulations or court orders or submitting information to tax or other governmental entities (including the Securities and Exchange Commission); in each case, provided that if a Party is required to make any such disclosure, other than pursuant to a non-use and non-disclosure agreement, it will give reasonable advance notice in writing to the other Party of such disclosure requirement, will use reasonable efforts to secure confidential treatment of such information (whether through protective order or otherwise), except to the extent inappropriate with respect to patent applications, and use reasonable efforts to permit the other Party an opportunity to maintain confidentiality of its affected Confidential Information.  It is understood that either Party may also disclose the Confidential Information of the other Party upon receipt of the prior express written consent to such disclosure by a duly authorized representative of the other Party.  Notwithstanding anything to the contrary, upon assignment of the Purchased Patents to Purchaser hereunder, the Patent Documents will be deemed to be the Confidential Information of Purchaser and not the Confidential Information of Seller, and Purchaser shall be free to use and disclose all such Patent Documents without restriction.

7.2 Confidential Agreement.  Each Party shall not to disclose the terms, but may disclose the existence, hereof to any third Party without the prior written consent of this other Party.  Each Party may disclose the terms hereof (a) to such Party’s Affiliates and to such Party’s attorneys, accountants, advisors and others on a need to know basis under circumstances that reasonably ensure the confidentiality thereof, (b) to the extent required by law, (c) as necessary to exercise, perfect or enforce this Agreement or rights hereunder, including recordation by Purchaser of assignments of the Purchased Patents, (d) by Purchaser in connection with a sale or license of any Purchased Patent, (e) in connection with a merger, acquisition or financing transaction or proposed merger, acquisition or financing transaction, or the like, involving a Party to this Agreement or an Affiliate thereof and under circumstances that reasonably ensure the confidentiality of such terms or (f) in a press release substantially in the form exchanged by the Parties concurrently with the execution of this Agreement.

5

8. Miscellaneous Provisions.

8.1 Independent Relationship.  Seller shall at all times be an independent contractor, and as such shall not have any right, power or authority to bind Purchaser.  Seller and its personnel shall not act as an agent nor shall Seller be deemed to be an employee, agent, partner, franchisor, franchisee or legal representative of Purchaser for any purpose.  Seller shall not enter into any agreements or incur any obligations on behalf of Purchaser.

8.2 Notices.  All notices required or permitted to be given hereunder shall be in English, shall be in writing, shall make reference to this Agreement, and shall be delivered by hand, or dispatched by prepaid air courier addressed as follows:

If to Seller:	If to Purchaser:
Energy Telecom, Inc. 3501-B N. Ponce De Leon Boulevard - #393 St. Augustine, FL 32084

Such notices shall be deemed served when received by the addressee.  Either Party may give written notice of a change of address and, after notice of such change has been received, any notice or request shall thereafter be given to such Party at such changed address.

8.3 Severability.  If any provision, or portion thereof, hereof is found to be invalid, unlawful or unenforceable to any extent, such provision hereof will be enforced to the maximum extent permissible by applicable law so as to effect the intent of the Parties, and the remainder hereof will continue in full force and effect.

8.4 Headings, Construction and Remedies.  The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation hereof.  The word “day” when used in this Agreement means a calendar day.  The word “law” (or “laws”) when used in this Agreement means any applicable, legally binding statute, ordinance, resolution, regulation, code, guideline, rule, order, decree, judgment, injunction, mandate or other legally binding requirement of a government entity.  The terms “hereof,” “hereunder,” “herein” and any similar expressions refer to this Agreement and not to any particular Section or other portion of this Agreement.  As used in this Agreement, the words “include” and “including,” and variations thereof, will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words “without limitation.”  The Parties and their respective counsel have had an opportunity to fully negotiate this Agreement.  Accordingly, neither this Agreement as a whole nor any part hereof shall be construed in favor of or against either Party.  Unless otherwise expressly stated to the contrary in this Agreement, all remedies are cumulative, and the exercise of any express remedy by either Party in this Agreement does not by itself waive such Party’s right to exercise its other rights and remedies available at law or in equity.  Seller and Purchaser each stipulates that any violation or threatened violation of Article 3 or 8 would cause irreparable injury to the other Party, entitling the other Party to obtain specific performance, injunctive or similar relief, as well as any remedy available at law, without the necessity of posting bond or other similar measures.  This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall not be binding on the Parties hereto.

8.5 Assignment.   Seller may not assign or otherwise transfer this Agreement or any rights or obligations under this Agreement, in whole or in part, voluntarily or involuntarily, by operation of law or otherwise, without the prior written consent of Purchaser.  Purchaser may assign this Agreement in whole or in part to any Affiliate of Purchaser, or to any purchaser(s) or licensee(s) of any Purchased Patent, without the consent of Seller.  Subject to the foregoing, this Agreement will inure to the benefit of and be binding upon each of the heirs, assigns and successors of the respective Parties.  Upon assignment in accordance with this Section 8.5, each successor or assignee will have all of the rights and obligations under this Agreement with respect to the Purchased Patents owned or licensed by such successor or assignee, as if such successor or assignee were the Purchaser under this Agreement.  Any assignment in violation of this Section 8.6 will be null and void.

8.6 Governing Law, Exclusive Jurisdiction and Venue.  This Agreement will be interpreted, construed and enforced in accordance with the laws of the State of New York and the federal laws of the United States of America, without regard to conflicts of law principles.  Any dispute, controversy or claim arising out of or relating to this Agreement will be referred to and finally determined by arbitration in accordance with JAMS International Arbitration Rules.

8.7 Specific Performance.  The Parties hereto agree that irreparable damage would occur if any of the provisions hereof were not performed in accordance with its specific terms or were otherwise breached.  The Parties will be entitled to an injunction or injunctions to prevent breaches hereof and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

6

8.8 Waiver.  Any waiver of the provisions hereof or of a Party’s rights or remedies hereunder must be in writing to be effective.  Failure, neglect, or delay by a Party to enforce the provisions hereof or its rights or remedies at any time, will not be construed as a waiver of such Party’s rights hereunder and will not in any way affect the validity of the whole or any part hereof or prejudice such Party’s right to take subsequent action.

8.9   Entire Agreement; Modification.  This Agreement (including the Exhibits hereto) contains the entire agreement of the Parties with respect to the subject matter hereof and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the Parties with respect to said subject matter.  Except as set forth in Section 8.3, this Agreement may not be amended except by a writing signed by both Parties.

8.10   Legal Representation.   The Parties hereto each acknowledge that they have been represented by independent legal counsel in the preparation of this Agreement and explicitly waive any conflict of interest and other allegations that they have not been represented by their own counsel.

8.11   Counterparts; Scanned Signatures.  This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which shall constitute one Agreement.  Electronically scanned signatures shall be acceptable as originals and binding on the Parties.

7

IN WITNESS WHEREOF, the Parties by their duly authorized representatives have executed and delivered this Agreement as of the Effective Date.

SELLER-                                                                           PURCHASER-

By:         _________________________                     By:           ___________________________
Name:                                                                                   Name:
Title:                                                                                     Title:
Date:                                                                                     Date:

8

Exhibit A
Listed Patents and Patent Applications

Date Format (MM/DD/YYYY)

1.	United States Listed Issued Patents and Pending Patent Applications

US Issued Patents

Patent Number	Filing Date	Application Number	Issue Date	Publication Number	Title

US Pending Applications

Application Number	Filing Date	Publication Number	Title

9

2.	Foreign Listed Issued Patents and Pending Patent Applications

Foreign Issued Patents

Patent Number	Country	Filing Date	Application Number	Issue Date	Publication Number	Title

3.	US and Foreign Listed Abandoned/Expired Patents and Applications

Patent Number	Country	Filing Date	Application Number	Issue Date	Publication Number	Title

10

Exhibit B
Form of
Deed of Assignment

THIS DEED OF ASSIGNMENT (“Assignment”), EFFECTIVE AS OF __________ ___, 201_, IS MADE BY AND BETWEEN
Energy Telecom, Inc. (hereinafter “ASSIGNOR”), a Florida corporation, with its principal place of business located at 3501-B N. Ponce De Leon Boulevard - #393, St. Augustine, FL 32084; and

Kahuku Ventures LLC (hereinafter “ASSIGNEE”), a Washington limited liability company with its principal place of business located at ____________________, in accordance with the terms and conditions of the Patent Purchase Agreement between the Parties.

WHEREAS:

A	ASSIGNOR is the sole owner in respect of the patents and patent applications listed in the attached Appendix (hereinafter “the PATENTS”); and

B	ASSIGNEE is desirous of acquiring all of the worldwide right, title and interest in and to the PATENTS and the inventions disclosed therein.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, ASSIGNOR has sold, assigned and transferred, and does hereby sell, assign and transfer to ASSIGNEE all of the worldwide right, title and interest in (i) the PATENTS and the inventions and improvements disclosed therein; (ii) all reissues, divisionals, continuations, continuations-in-part, extensions, renewals, reexaminations and foreign counterparts thereof, and other patents, patent applications, certificates of invention other governmental grants resulting from the PATENTS; (iii) all patents and applications which claim priority to or have common disclosure or common priority with any such patents or patent applications  (for the avoidance of doubt, patents which include partial commonalities such as figures or patents whose features of the inventions are different from those of the PATENTS may be excluded), and (iv) any PATENT that as of the Effective Date is subject to a Disclaimer Issue with respect to any other such patent or patent application; and (v) all rights corresponding to any of the foregoing throughout the world (including the right to claim the priority date of any of the PATENTS and the right to sue for and recover damages for any past, present or future infringement of the Patents), the same to be held and enjoyed by ASSIGNEE for its own use and enjoyment, and for the use and enjoyment of its successors, assigns and other legal representatives, to the end of the term or terms of said PATENTS granted or reissued or reexamined as fully and entirely as the same would have been held and enjoyed by ASSIGNOR, if this assignment and sale had not been made.

IN WITNESS WHEREOF, ASSIGNOR has caused these presents to be signed by its duly appointed trustee having full authority to convey its property; and ASSIGNEE has caused these presents to be signed by its duly appointed trustee.

And if the issue date and/or patent number of any of the PATENTS is unknown to ASSIGNOR and ASSIGNEE at the time this Assignment is executed, ASSIGNOR does hereby authorize its attorneys to insert on this Assignment the issue date and patent number of said any PATENTS when known.

ASSIGNOR hereby declares that ASSIGNEE may take the steps for recordal of this assignment in the sole name of ASSIGNEE.

ASSIGNOR hereby undertakes that it shall, without further consideration, but at the expense of ASSIGNEE, execute all documents and do all such acts and things as ASSIGNEE may in its absolute discretion consider necessary or desirable to enable Letters Patent or any other form of protection to be issued in respect of any of said PATENTS and the inventions disclosed therein in any part of the world.  ASSIGNOR also agrees, without further consideration, but at the expense of ASSIGNEE, to enable or to assist ASSIGNEE to defend oppositions thereto, to maintain the PATENTS and to prosecute for the infringement thereof.
SIGNED for and on behalf of

11

Energy Telecom, Inc.

By           _______________________                                                      on                                                        ,    201_
(Signature)                                                                       (Date)

Thomas Rickards, Chief Executive Officer
(Print Name and Title)

City of

State of

On this ______ day of ___________ 201_, before me, _____________________________, personally appeared Thomas Rickards, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of ____________ that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

___________________________
(Notary Public)

SIGNED for and on behalf of

___________________

by           _______________________                                                      on                      ,    201__
(Signature)                                                                       (Date)

(Print Name and Title)

City of

State of

On this ______ day of ___________, 201_, before me, _____________________________, personally appeared  , who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

Before me,

___________________________

(Notary Public)

12

Exhibit C
Actions Due Within 120 Days of Effective Date

Patent Prosecution - None

13

Exhibit D
Standards Setting Bodies, Inventors and Potentially Relevant Licenses

1.           Standards Setting Bodies:

2.           Inventors Not Employees as of the Effective Date:

3.   Potentially Relevant Licenses:

14

Exhibit E
Purchase Price

- Twenty-Five Thousand Dollars ($25,000.00)

- One percent (1.0%) of the Net Proceeds from any Enforcement Activities or Sale Transaction related to the Purchased Patents as set forth in greater detail in the Proceeds Interest Agreement between Purchaser and Seller, which shall be executed contemporaneously with this Agreement.

15

Exhibit F
Ongoing and Prior Litigation

None.

16

EXHIBIT B

PROCEEDS INTEREST AGREEMENT

This PROCEEDS INTEREST AGREEMENT (this "Agreement") is entered into as of ____________, 201_ (the “Effective Date”) by and between Energy Telecom, Inc., a Florida corporation (“Energy Telecom”) and Kahuku Ventures LLC, a Washington limited liability company (“Company”).  Energy Telecom and the Company are individually referred to herein from time to time as a “Party” and are collectively referred to herein from time to time as the “Parties.”  Except as otherwise noted, capitalized terms shall have such meanings as set forth in this Agreement or as indicated in Section 1.

RECITALS:

WHEREAS the Company and Energy Telecom entered into that certain Patent Purchase Agreement dated _________, 201_, pursuant to which Energy Telecom sold, transferred and assigned all of its right, title and interest in the Purchased Patents to Company in exchange for the consideration set forth in the Patent Purchase Agreement and this Agreement; and

WHEREAS, the Parties wish to enter into this Agreement in order to set forth the terms and conditions applicable to the payment to Energy Telecom of the Proceeds Interest from the Enforcement Activities.

NOW, THEREFORE, in consideration of the foregoing, the covenants contained herein, and other good and valuable considerations, the receipt, adequacy, and total sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT:

SECTION 1

CERTAIN DEFINITIONS

In addition to other terms defined in this Agreement, the following terms have the meaning indicated when used herein:

1.1 “Additional Patents” means patents and patent applications acquired by the Company from persons or entities other than Energy Telecom.

1.2 “Affiliate” means, with respect to any specified Person, any other Person that directly or indirectly through one or more intermediaries, owns, controls, is owned by, is controlled by or is under common control or ownership with, such specified Person.  “Person” means an association, corporation, an individual, a partnership, a limited liability company, a trust or any other entity or organization.

1.3 “Distribution Date” means ten (10) business days after receipt of Gross Proceeds by the Company.

1.4 “Enforcement Activity and Enforcement Activities” means: (a) any litigation, arbitration, mediation, judicial or administrative hearing, legal or equitable cause of action or such other similar proceedings that Company or any Affiliate of the Company may initiate, prosecute and conclude or threaten to initiate against any individual or entity for infringement of the Purchased Patents; or (b) any action taken by Company or any Affiliate of the Company necessary or reasonably required to secure licensing agreements with individuals or entities for the Purchased Patents.

1

1.5 “Purchased Patents” means (a) the patents and patent applications identified in Exhibit A of the Patent Purchase Agreement (“Patents”) and the inventions disclosed therein, (b) all reissues, divisionals, continuations, continuations-in-part, extensions, renewals, reexaminations and foreign counterparts thereof, and all other patents, patent applications, certificates of invention and other governmental grants resulting from the Patents, (c) all patents and applications which claim priority to or have common disclosure or common priority with any such patents or patent applications (for the avoidance of doubt, patents which include partial commonalities such as figures or patents whose features of the inventions are different from those of Purchased Patents are excluded), and (d) all rights corresponding to any of the foregoing throughout the world (including the right to claim the priority date of any of such patents and patent applications and the right to sue for and recover damages for any past, present or future infringement of such patents and patent applications); in each case, regardless of whether in existence prior to, as of or after the Effective Date.

1.6 “Proceeds Interest” means the percentage of Net Proceeds payable to Energy Telecom as set forth in Exhibit A attached hereto.

1.7 “Company Licensing Proceeds Interest” means the percentage of Net Proceeds payable to Company pursuant to the percentages set forth in Exhibit A attached hereto.

1.8 “Gross Proceeds” means any income, proceeds or revenues, including non-cash consideration, arising out of or related to the Enforcement Activities including, without limitation, income, proceeds or revenues from: (a) licensing fees or any other form of compensation paid to Company as a result of any agreements entered into with any parties to license any or all of the Purchased Patents; (b) awards, judgments or settlements against any individual or entities as a result of any patent infringement litigation prosecuted by Company; or (c) any Sale Transaction.

1.9 “Management Group” means the manager(s) of Company, whose initial managers are ____________.

1.10 "Net Proceeds" means the Gross Proceeds LESS: (a) any contingency fee awards, hourly or contract rates, commissions, brokerage commissions, costs, expenses, bonuses, compensation, payments, reimbursements or any other sums (including, but not limited to, expert witness fees, deposition expenses, trial costs, document management charges or other similar fees, expenses or charges) paid by Company to its legal counsel, outside contractors, experts, specialists, advisors, representatives or agents in connection with the Enforcement Activities; and (b) any legal fees, costs, insurance premiums, payments, expenses or any other sums arising out of or related to defending Company (or its officers, directors, members, principals, investors, agents, employees, representatives or legal counsel) from any and all causes of action brought by any party which Company has initiated or prosecuted (or threatened to initiate and prosecute) an Enforcement Action.

2

1.11 “Patent Purchase Agreement” means that certain Patent Purchase Agreement, dated _________, 201_, by and between Energy Telecom and Company.

1.12 “Sale Transaction” means an event where the Company, in good faith and at arm’s length, sells, transfers, assigns or otherwise disposes of one or more of the Purchased Patents to any Person other than an Affiliate of the Company.

SECTION 2

CREATION, GRANT AND PAYMENT OF THE NET PROCEEDS

Section 2.1.                       Creation of Energy Telecom Proceeds Interests.  Company and its Affiliates hereby create, grant, sell, transfer, convey, and assign unto Energy Telecom a Proceeds Interest in accordance with the terms of this Agreement.  All amounts due to Energy Telecom in respect of the Proceeds Interest shall: (a) be paid as provided in this Agreement; and (b) be paid by wire transfer or check.

Section 2.2.                       Term; Termination.  This Agreement shall commence on the Effective Date and shall terminate upon the later of: (a) the final Distribution Date after completion of the Enforcement Activities; (b) or the Distribution Date associated with the consummation of a Sale Transaction which results in the Company and any Affiliate of the Company no longer owning any interest in the Purchased Patents.

Section 2.3.                       Distributions.  Distribution of the Proceeds Interest shall be made from time to time on each Distribution Date.

Section 2.4.                       Receipt of Gross Proceeds.  For all purposes of this Agreement, Gross Proceeds shall be deemed to have been received by the Company on the date of the actual receipt of funds into the Company’s bank account from a third-party against which an Enforcement Activity was brought or to which one or more of the Patents in the Purchased Patents was transferred as part of a Sale Transaction.

Section 2.5.                       Required Reports.  Within ten (10) days of each Distribution Date, Company shall deliver to Energy Telecom a report showing in reasonable detail the calculation and the amount of the Proceeds Interest made on such Distribution Date.  A settlement statement generated by legal counsel showing gross settlement, minus expenses and attorney fees shall be considered sufficient reporting under this Agreement.

Section 2.6.                       Sale of Assets.  Should the Company decide to engage in a Sale Transaction where all or a portion of the Purchased Patents is sold, the proceeds generated from the sale of all or a portion of the Purchased Patents shall be treated as Gross Proceeds as defined hereunder.

Section 2.7.                       Allocation of Net Proceeds.  Energy Telecom acknowledges that the Company may acquire Additional Patents from other entities and that those Additional Patents may or may not be asserted as part of the Company’s Enforcement Activities.  Energy Telecom further acknowledges that as part of its Enforcement Activities the Company may enter into settlements that cover these Additional Patents.  In situations where portions of Gross Proceeds relate to the Additional Patents, the Company and the Management Group will work with Energy Telecom to devise a fair and equitable allocation of the Net Proceeds between the Company and Energy Telecom with respect to any funds that might be due to any third party from which the Additional Patents are acquired.  Notwithstanding the foregoing, in situations where portions of the Gross Proceeds relate to Additional Patents, the allocation of Net Proceeds would be mutually agreed upon by the parties on a case by case basis.

3

Section 2.8.                       Valuation of Non-Cash Consideration.  Any valuation of non-cash consideration paid to Company as a result of the Enforcement Activities or a Sale Transaction shall be made in Company’s reasonable discretion in accordance with generally accepted accounting principles related to the valuation of non-cash consideration or non-marketable securities.  Company shall have the right (in its sole and absolute discretion) to distribute to Energy Telecom an equivalent amount of cash in lieu of any non-cash consideration.

SECTION 3

NO PARTNERSHIP, JOINT VENTURE, AGENCY OR GRANT OF MANAGEMENT OR EQUITY INTERESTS INTENDED; TAX ISSUES; AUTHORITY

Section 3.1.                       No Grant of Authority.  Other than as expressly set forth in this Agreement, the creation, grant, sale, transfer, conveyance and assignment of the Proceeds Interest to Energy Telecom in accordance with the terms of this Agreement is not intended, nor shall it be deemed or construed to: (a) create a partnership, joint venture, agency by and among Energy Telecom, Company or the Management Group: (b) grant to Energy Telecom any equity, voting or other legal or equitable interest in the Purchased Patents or Company; (c) confer upon Energy Telecom any right of management or oversight of the business and operations of Company; or (d) make Company in any way responsible for the debts, expenses, fees, costs or losses of Energy Telecom.  Other than as expressly set forth in this Agreement, the Parties disclaim any sharing of liabilities, losses, costs or expenses related to the transactions contemplated by this Agreement.

Section 3.2.                       Acknowledgement.  Energy Telecom accepts the Proceeds Interest with the understanding that it is highly speculative in nature and that the receipt by Energy Telecom of any amounts as a result of any Enforcement Activities, Sale Transactions, or other activities designed to generate Gross Proceeds is not guaranteed by Company and/or the Management Group.

Section 3.3.                       Tax Issues.  Energy Telecom acknowledges and confirms that Company has not sought and will not seek a ruling from the Internal Revenue Service with respect to the tax treatment of any distribution of Net Proceeds.  In addition, each Party acknowledges and confirms that it may be required to report and pay taxes on its share of allocable Net Proceeds even though the Management Group may, in its absolute and sole discretion delay the distribution of such Net Proceeds.

4

Section 3.4.                       Authority.  Each Party individually and severally represents and warrants to the other Party that: (a) it has all requisite power and authority to enter into, consummate and perform this Agreement, and (b) this Agreement is the valid, binding and enforceable obligation of such Party.

SECTION 4

OTHER  PROVISIONS

Section 4.1.                       Condition Precedent.  It is a condition precedent to the effectiveness of this Agreement, that the transactions contemplated by the Patent Purchase Agreement are consummated prior to, or concurrently with, this Agreement.

Section 4.2.                       Notices.  All notices, demands, or requests provided for or permitted to be given pursuant to this Agreement must be in writing to be effective and shall become effective either when: (a) personally delivered to the Party to which such notice, demand, or request is directed; (b) mailed by registered or certified mail with return receipt requested on the earlier of the date actually received by the Party to which such is directed or (whether ever received or not) or three (3) Business Days after the same is deposited in the United States Mail, addressed to such Party at the address set forth in the signature page; or (c) if sent via facsimile upon receipt with proof of confirmed answer back of the date of transmission.

Section 4.3.                        THIS AGREEMENT AND THE OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE INTERPRETED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PROVISIONS THEREUNDER Any dispute, controversy or claim arising out of or relating to this Agreement will be referred to and finally determined by arbitration in accordance with JAMS International Arbitration Rules.

Section 4.4.                       Waiver.  No consent or waiver, express or implied, by any Party to, or of, any breach or default by the other Party in the performance by such other Party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Party of the same or any other obligations hereunder.  Failure on the part of either Party to complain of any act or failure to act of the other Party or to declare such other Party in default, irrespective of how long such failure continues, shall not constitute a waiver by the non-defaulting Party of its rights hereunder.

Section 4.5.                       Amendment; Modification.  This Agreement may be amended or modified from time to time but only by a written instrument executed by the Parties.  This Agreement may not be amended by oral statements.  This written Agreement represents the final and complete agreement of the Parties regarding the subject matter of this Agreement and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements.  There are no oral or unwritten agreements regarding the subject matter of this Agreement.

Section 4.6.                       Severability.  If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

5

Section 4.7.                       Binding Obligations.  This Agreement and all rights and obligations herein shall inure to and be binding upon the Parties and their respective legal representatives, successors and authorized assigns and assignor shall obtain, at the time of assignment the putative assignees express written agreement that the assignee will be subject to the same rights and obligations appurtenant to this Agreement and that the same will be true for any and all of that assignee’s subsequent successors and assigns (but nothing contained herein shall be deemed to permit any assignment not otherwise permitted by any other provisions hereof).

Section 4.8.                       Further Assurances.  The Parties agree to promptly execute such other documents and instruments as are necessary or reasonably necessary to consummate this Agreement and the transactions contemplated herein.

Section 4.9.                       Assignment.  Any attempted assignment by Energy Telecom of the Proceeds Interest shall not become effective without the prior, written consent of Company and the Management Group.

Section 4.10.                       Counterparts.  Multiple originals of this Agreement may be executed simultaneously, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Section 4.11.                       Written Authority.  Except as otherwise provided herein, whenever the consent or approval of any Party is required or permitted in this Agreement, such consent or approval must be in writing to be effective.

Section 4.12.                       Restriction on Grant of Liens.  Energy Telecom may not grant any lien or security interest upon the Energy Telecom Proceeds Interest without the prior, written consent of Company and the Management Group.

Section 4.13.                       Confidentiality.  The terms and conditions of this Agreement as well as the existence thereof, is strictly confidential and (except as otherwise required by law) shall not be disclosed (in whole or in part) by any Party (including such Party’s agents, representatives, officers, directors, principals, stockholders, members or legal counsel) without the prior, written consent of the other Party.

Section 4.14.                       Rules of Construction.  It is acknowledged and confirmed that each Party and its respective legal counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement or any subsequent amendments hereto.

Section 4.15.                       Rights Under This Agreement.  Nothing in this Agreement, or in any transaction contemplated hereby, express or implied, shall give or be construed to give to any individual or entity other than the Parties any legal or equitable right, remedy, privilege, immunity or claim under this Agreement or by reason of such transaction, all of the covenants and provisions of this Agreement being for the sole benefit of the Parties.

6

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first noted above.

KAHUKU VENTURES LLC

__________________________
Name: ____________________
Manager

Address:___________________
__________________________
Attention:  _________________
Facsimile:  (___) ___-____

ENERGY TELECOM, INC.

__________________________
Name:
Title:______________________

Address:  __________________
__________________________
Attention:  _________________
Facsimile:  (___) ___-____

[SIGNATURE PAGE TO THE PROCEEDS INTEREST AGREEMENT]

7

EXHIBIT A

PROCEEDS INTEREST

One percent (1.0%) of the Net Proceeds from any Enforcement Activities or Sale Transaction related to the Purchased Patents.

8